SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K-A1

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           January 6, 1998
                            Date of Report
                  (Date of Earliest Event Reported)

                   TRIDENT MEDIA GROUP, INC.
       (Exact Name of Registrant as Specified in its Charter)

     NEVADA                 2-98074-NY              11-2751536
(State or other        (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)

                6349 Palomar Oaks Court
                  Carlsbad, California 92009
            (Address of Principal Executive Offices)

                        (760) 438-9080
                Registrant's Telephone Number

                         Not Applicable
      (Former Name or Former Address if changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

               Spector Entertainment Group, Inc.
               Audited Financial Statements for years ended
               December 31, 1996 and 1995
               --------------------------
               Report of Independent Accountants
               Balance Sheets
               Statement of Operations
               Statement of Stockholders Equity
               Statement of Cash Flows
               Notes to Financial Statements

               Spector Entertainment Group, Inc.
               Unaudited Financial Statements for the nine months
               ended September 30, 1997 and 1996
               ---------------------------------
               Balance Sheets
               Statement of Operations
               Statement of Stockholders' Equity
               Statement of Cash Flows
               Notes to Financial Statements

         (b)  Pro Forma Financial Information.

               Spector Entertainment Group, Inc. and
               Trident Media Group, Inc.
               Unaudited Pro Forma Combining Financial Statements
               for September 30, 1997
               ----------------------
               Pro Forma Combining Balance Sheet
               Pro Forma Combining Statement of Operations

         (c)  Exhibits.

          None.

Documents Incorporated by Reference

          None.


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TRIDENT MEDIA GROUP, INC.

Date: 3/31/98                By /s/ Edward M. Spector
                             President and Director

                     SPECTOR ENTERTAINMENT GROUP, INC.
                                __________

                   REPORT ON AUDITED FINANCIAL STATEMENTS
               For the Years Ended December 31, 1996 and 1995
                                __________

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
     Spector Entertainment Group, Inc.

We have audited the accompanying balance sheets of Spector Entertainment Group, Inc. (the "Company") as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spector Entertainment Group, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The Company has restated its previously issued financial statements, as discussed in Note 6 to the financial statements.

/S/Coopers & Lybrand
COOPERS & LYBRAND L.L.P.

San Diego, California
April 23, 1997

                          SPECTOR ENTERTAINMENT GROUP, INC.
                                  BALANCE SHEETS
                             December 31, 1996 and 1995
                                    __________
                                            1996      1995
                                                     (as restated)
ASSETS

Current assets:

     Cash and cash equivalents           $   536,700   $   531,500
     Accounts receivable, net of
      allowance for doubtful accounts
      of $73,600 and $15,000, respectively   410,600       313,100
     Prepaid expenses and other
      current assets                          68,600        68,600
     Deferred taxes                           75,400       179,100

               Total current assets        1,091,300     1,092,300

Property and equipment, net                3,976,600     4,214,400
Other assets                                 100,100       129,100
                                          $5,168,000    $5,435,800

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

     Accounts payable and accrued
      liabilities                         $  392,100    $  577,400
     Due to related party                    127,000       265,400
     Current portion of bank debt            895,700       895,700
     Current portion - capital lease           9,900           -
     Taxes payable                             9,700           -

               Total current liabilities   1,434,400     1,738,500

Bank debt, less current portion              920,000     1,815,700
Deferred taxes                               803,200       728,600
Long-term capital lease payable               13,200           -

               Total liabilities           3,170,800     4,282,800

Commitments and contingencies

Stockholder's equity:

     Common stock, no par value,
      stated value, 100,000
      shares authorized, 100 shares
      issued and outstanding in
      1996 and 1995                           12,300        12,300
     Additional paid-in capital               50,000        50,000
     Amounts due from related parties        (69,200)     (641,300)
     Retained earnings                     2,004,100     1,732,000

             Total stockholder's equity     1,997,200     1,153,000
                                          $5,168,000    $5,435,800

                       SPECTOR ENTERTAINMENT GROUP, INC.
                          STATEMENTS OF OPERATIONS
                For the Years Ended December 31, 1996 and 1995
                                 __________
                                          1996           1995
                                                     (as restated)
Revenues                              $7,885,900     $7,718,100

Cost of operations                     5,504,100      5,576,700

               Gross profit            2,381,800      2,141,400

Selling, general and administrative
expenses                               1,131,400      1,692,800
Interest expense                         257,200        320,600
Other income                             (30,000)       (47,600)
Write-off of related party receivables   563,100            -

Income before provision for income taxes 460,100        175,600

Provision for income taxes               188,000        468,500

               Net income (loss)      $  272,100     $ (292,900)

                         SPECTOR ENTERTAINMENT GROUP, INC.
                        STATEMENTS OF STOCKHOLDER'S EQUITY
                 For the Years Ended December 31, 1996 and 1995
                                    __________
                                             Amount
                               Additional   Due From
               Common Stock     Paid-In     Related     Retained
              Shares   Amount   Capital     Parties     Earnings Total
Balance at
December 31,
1994          50,000     $12,300   $50,000   $     -   $2,505,500  $2,567,800

Cancellation
of shares to
effect merger
with Graff
Pay-Per-View
Inc.         (49,900)        -         -           -          -           -

Stockholder
distributions    -           -         -           -     (480,600)   (480,600)

Related party
receivable       -           -         -      (641,300)       -      (641,300)

Net loss, as
restated         -           -         -           -     (292,900)   (292,900)

Balance at
December 31,
1995, as
restated         100      12,300    50,000    (641,300) 1,732,000   1,153,000

Related party
receivable       -           -         -       572,100        -       572,100

Net income       -           -         -           -      272,100     272,100

Balance at
December 31,
1996             100     $12,300   $50,000    $(69,200)$2,004,100  $1,997,200

                      SPECTOR ENTERTAINMENT GROUP, INC.
                         STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1996 and 1995
                                __________
                                               1996        1995
                                                       (as restated)
Cash flows from operating activities:

     Net income     (loss)                    $   272,100    $   (292,900)
     Adjustments to reconcile net
     income to net cash provided by
     operating activities:
               Depreciation                       769,000         744,800
               Amortization                        32,000             -
               Deferred income taxes              178,300         534,500
               Gain on sale of property
               and equipment                         (200)        (12,300)
               Write-off of affiliate receivable  563,100             -
               Bad debt expense                    58,500             -
               Increase (decrease) in cash
               resulting from changes in:
                    Accounts receivable          (156,000)        119,500

                    Prepaid expenses and
                    other assets                   (3,000)        113,500
                    Accounts payable and
                    accrued liabilities          (185,300)        (60,100)
                    Taxes payable                   9,700             -

                         Net cash provided by
                         operating activities   1,538,200       1,147,000

Cash flows from investing activities:

     (Increase) decrease in amounts due from
     related parties                               38,400        (100,000)
     Increase (decrease) in amounts due to related
     parties                                     (138,400)        265,400
     Purchase of property and equipment          (532,100)       (801,200)
     Proceeds from sale of property and equipment   1,100           9,100

                         Net cash used by
                         investing activities    (631,000)       (626,700)

Cash flows from financing activities:

     Principal payments of bank debt             (895,700)       (776,100)
     Proceeds from issuance of bank debt              -           600,000
     Stockholder distribution                         -          (480,600)
     Principal payments on capital leases          (6,300)            -

                         Net cash used by
                         financing activities    (902,000)       (656,700)

                         Net increase (decrease)
                         in cash and cash
                         equivalents                5,200        (136,400)

Cash and cash equivalents at beginning of year    531,500         667,900

Cash and cash equivalents at end of year      $   536,700     $   531,500

                       SPECTOR ENTERTAINMENT GROUP, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 __________

 1.  The Company:

Spector Entertainment Group, Inc. (the "Company" or "SEG"), a wholly-owned subsidiary of Graff Pay-Per-View, Inc. ("Graff") provides telecommunications services for the broadcast industry and private satellite networks, video production and management operations services for the sports and entertainment industry, and syndicates sports and entertainment programming throughout North America. These services are marketed either as individual service offerings or on a combined basis. The Company was incorporated in 1984 under the laws of the State of California.

 2.  Merger and Recission with Graff Pay-Per-View, Inc.:

On August 31, 1995, the stockholders of the Company consummated a merger agreement and plan of reorganization with Graff Pay-Per-View, Inc. Under this agreement, Graff acquired all of the issued and outstanding shares of the Company for shares of common stock in Graff. In addition, certain officers and stockholders of the Company entered into noncompetition agreements and employment agreements with Graff. In January 1997, the Company finalized an agreement to split off from Graff, terminating all affiliation with Graff. All stock will transfer back to the original owners and all contracts between the parties will become void at the closing.

 3.  Significant Accounting Policies:

Revenue Recognition

Revenue is recognized at the time services are performed by the Company. Most of the Company's revenue is generated under long-term contracts with remaining terms from 1 to 5 years. The Company provides services for customer's scheduled events under these noncancelable contracts for the term of the contract. As of January 1, 1997, contractual revenue for future periods under these agreements amounted to approximately $17,500,000.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments with original maturities of three months or less to be cash equivalents.

 3.  Significant Accounting Policies, Continued:

Property and Equipment

Property, plant and equipment, including renewals and betterments, are recorded at cost. Depreciation is provided utilizing the straight-line method over the estimated useful asset lives of 5 to 10 years. Leasehold improvements are amortized over the shorter of their estimated useful life or the remaining lease term. Repairs and maintenance are charged to expense as incurred. Gains or losses from retirements and dispositions of property and equipment are recognized in the period incurred. The Company evaluates the carrying value of its long-lived assets to determine if impairment existed due to specific conditions known to affect the carrying value of its assets. The Company determined that no adjustment to asset values was necessary.

Other Assets

The Company capitalizes certain contract start-up costs, primarily equipment installation costs, on its long-term television production and management services contracts and amortizes such costs over the life of the related contract.

Costs related to obtaining long-term debt are capitalized and amortized utilizing the interest method over the term of the related loans. Such amortization is charged to interest.

Income Taxes

The Company records deferred tax assets and liabilities for differences between the financial statement and tax bases of assets and liabilities ("temporary differences") at enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The Company and Graff file consolidated federal and state income tax returns. Income taxes are provided for financial statement purposes as if the Company was filing separately.

Prior to the merger with Graff, the stockholders of the Company elected to have the Company taxes pursuant to Subchapter S of the Internal Revenue Code which provides that, in lieu of federal corporate income taxes, the stockholders recognize their proportionate share of the Company's taxable revenue and deductible expenses on their individual tax returns. For California state purposes a corporate tax is imposed on S corporations at the rate of 1.5% of taxable income. Certain other states impose a corporate tax based upon the Company's assets and income; these taxes based on taxable income through the date of the merger with Graff are included in the provision for income taxes.

Business and Credit Concentrations

The Company invests its cash in federally insured financial institutions. Such amounts may, from time to time, be in excess of insured limits.

The Company's customers are not concentrated in any specific geographic region. During fiscal year 1996, two customers accounted for 19% of total revenues. During fiscal year 1995, three separate customers each accounted for 10% of total revenues. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Reclassification and Restatement

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation. The 1995 financial statements have been restated.
See Note 6.

 4.  Property and Equipment:

Property and equipment consists of the following:

                                       1996                1995
     Operating equipment            $7,411,500           $6,881,800
     Leasehold improvements            220,400              220,400
     Office furniture and equipment    326,600              325,300
     Automobiles                       145,500              145,400
                                     8,104,000            7,572,900
     Less accumulated depreciation
     and amortization                4,127,400            3,358,500
                                    $3,976,600           $4,214,400

 5.  Bank Debt:

Bank debt at December 31, 1996 and 1995 consists of the following:

                                                        1996           1995
Bank note payable, net of $50,000 discount, bearing
interest at bank's prime rate plus 2% (8.5% at
December 31, 1996).  Principal payments of $62,500
plus interest are due monthly through October
1998.                                                $1,412,500     $2,150,000

Bank note payable bearing interest at bank's prime
rate plus 2% (8.5% at December 31, 1996).  Principal
payments of $7,709 plus interest rate due monthly
through July 1999.                                      238,900        331,400

Bank note payable bearing interest at bank's prime
rate plus 2% (8.5% at December 31, 1996).  Principal
payments of $5,476 plus interest rate due monthly
through June 1999.                                      164,300        230,000

                                                      1,815,700      2,711,400
Less current portion                                    895,700        895,700
                                                    $   920,000     $1,815,700

Bank debt is collateralized by all of the Company's assets in 1996. Bank debt was guaranteed by Graff in 1996. In conjunction with the bank notes payable, the Company is restricted from paying dividends, and is required to meet certain financial ratios and maintain certain tangible net worth levels.

The annual principal payments for years ending December 31 are as follows:

                   1997      $   895,700
                   1998          833,200
                   1999           86,800
                              $1,815,700

In conjunction with the bank notes, the Company granted warrants to the bank to purchase a 1% interest in the Company for $75,000. These warrants were canceled in 1995. The fair value of the warrants has been recorded as a debt discount and is being charged to expense over the debt repayment term.

The Company violated a covenant in September 1996.  On March 5,
1997, the Company received a waiver relating to this violation.

 6.  Income Taxes:

The significant components of the provision for income taxes are:

                                1996       1995
     Current:
          Federal            $   5,500   $    -
          State                  4,200      2,400
                                 9,700      2,400

     Deferred:
          Federal              143,300    345,000
          State                 35,000    121,100
                               178,300    466,100
                              $188,000   $468,500

Deferred taxes arise primarily from accrual to cash adjustments and differences in depreciation between the Company's tax return and the financial statements.

The components of the net deferred tax assets and (liabilities) at December 31, 1996 and 1995 are as follows:

                                  1996                     1995

                           Current   Noncurrent     Current   Noncurrent
Depreciation/amortization    $    -    $(859,000)  $     -    $(728,600)
Net operating losses           65,000        -       167,000        -
Other                          10,400     55,800      12,100        -
                              $75,400  $(803,200)   $179,100  $(728,600)

The Company has net operating losses of approximately $175,000 for federal tax purposes and $66,000 for state tax purposes. Federal net operating losses begin to expire on December 31, 2010, and the state net operating losses begin to expire on December 31, 2000.

As a result of the Company's election of C-corporation status in 1995, deferred income tax assets and liabilities of $549,500 have been recorded in the 1995 restated balance sheet.

 7.  Supplemental Disclosures to Statement of Cash Flows:

Cash paid for interest was $260,000 and $309,000 during fiscal years 1996 and 1995, respectively. Cash paid for income taxes was $9,000 and $2,400 during fiscal years 1996 and 1995, respectively.

 8.  Transactions with Related Parties and Commitments:

Salaries

The Company charged $589,000 of principally salaries and benefits to Graff in 1996 for certain officers who provided services to Graff.

Leases

The Company leases office space from Margate Associates, a general partnership wholly-owned by the former stockholders of the Company. The lease which expires May 31, 2003, currently provides for monthly payments of $18,700.

The total office rent expense for the years ended December 31, 1996 and 1995 was approximately $222,000 and $213,600, respectively, and was paid to Margate Associates.

The Company leased satelite access from Graff during 1996 for $1,865,000.

The Company leases certain operating equipment from Sportsat II, Ltd. ("Sportsat"), a limited partnership wholly-owned by the president of the Company. The lease expires on December 31, 1999 and the monthly lease payment is $12,500. Total equipment rent expense was $150,000 for each of the years ended December 31, 1996 and 1995.

Future minimum payments under the office and equipment lease are as follows:

                Year ending December 31,
                   1997 $  379,500
                   1998    387,400
                   1999    395,200
                   2000    253,100
                   2001    261,000
             Thereafter    384,700
                        $2,060,900

Other

During 1996 and 1995, the Company paid expenses of $27,000 and $39,800, respectively, on behalf of United Transactive Systems, Inc. ("UTI") (formerly known as Spector Information Systems, Inc.), a start-up company wholly-owned by certain officers and former shareholders of the Company. UTI's current operations are primarily comprised of its joint venture interest in Faxcast, a joint venture between UTI and Media Technologies Corporation, Ltd. ("Media Tech"). The entire amount to be paid by UTI of $165,300 was forgiven in 1996.

During 1994, the Company transferred equipment with a net book value of $48,000 to Sportsat. On August 30, 1995, the receivable for the equipment and other advances (totaling $19,100) were converted to a five year note with interest at 7% per annum. Payments of $16,400 (including interest) are due annually beginning on September 1, 1996.

During 1995, the Company incurred expenses of $293,100 on behalf of Buccaneer Gaming, Inc. ("Buccaneer"), a start-up company wholly-owned by a former shareholder and officer of the Company. These expenses were incurred by Buccaneer in conjunction with pending acquisitions. Buccaneer was to repay these advances when it was capitalized. The note was guaranteed by a former shareholder and officer of the Company (the sole shareholder of Buccaneer). On August 30, 1995, these outstanding advances were converted to a five year note with interest at 7% per annum. Payments of $95,300 (including interest) were due annually beginning on September 1, 1996. The Company forgave amounts due of $356,200 during 1996.

During 1995, the Company paid expenses of $41,600 on behalf of American Gaming Network, J.V., a joint venture between Graff and an unrelated third party (Multimedia Games, Inc.) During 1996, this amount was forgiven.

                                       1996              1995
     Due (to) from related parties:
          Graff Pay-Per-View          $(127,000)     $(340,400)
          Officers                        6,400            -
          Margate Associates              7,200         (2,800)
          United Transactive Systems, Inc.  -          123,700
          Sportsat II, Ltd.              56,400         68,800
          Buccaneer Gaming, Inc.            -          400,000
          American gaming Network, J.V.     -           41,600
          Santa Fe Management               -            2,200

 9.  Commitments and Contingencies:

The Company leases certain equipment under capital leases with bargain purchase options. Future minimum payments under these leases are as follows:

                             1997           $12,600
                             1998            12,600
                             1999             4,900
                                             30,100
     Less amount representing interest       (7,000)
     Present value of minimum lease payments 23,100
          Less current portion               (9,900)
     Capital lease obligation, noncurrent   $13,200

At December 31, 1996, assets recorded under capital leases are summarized as follows:

     Equipment                      $29,700
     Accumulated depreciation        (4,000)
                                    $25,700

                         SPECTOR ENTERTAINMENT GROUP, INC.
                                 BALANCE SHEETS
                           September 30, 1997 and 1996
                                  (Unaudited)
                                   _________
                                       1997      1996
ASSETS

Current assets:

     Cash and cash equivalents     $   166,600    $   308,600
     Accounts receivable, net          436,400        429,600
     Prepaid expenses and other
        current assets                 110,900        162,600
     Deferred taxes                    160,300        179,100

               Total current assets    874,200      1,079,900

Property and equipment, net          4,443,000      4,099,700
Other assets                            51,200        103,600
                                    $5,368,400     $5,283,200

                 LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

     Accounts payable and accrued
        liabilities                $   485,400    $   683,200
     Due to related party               46,200        324,400
     Current portion of
        long-term debt                 570,600        905,600

               Total current
                    liabilities      1,102,200      1,913,200

     Long-term debt, less
         current portion             1,544,100      1,159,600
     Deferred taxes                    803,200        728,600

               Total liabilities     3,449,500      3,801,400

Commitments and contingencies

Stockholder's equity:

     Common stock                       12,300         12,300
     Additional paid-in capital         50,000         50,000
     Amounts due from related parties  (19,100)      (198,100)
     Retained earnings               1,875,700      1,617,600

               Total
                   stockholder's
                   equity            1,918,900      1,481,800
                                     $5,368,400     $5,283,200

                         SPECTOR ENTERTAINMENT GROUP, INC.
                             STATEMENTS OF OPERATIONS
              For the Nine Months Ended September 30, 1997 and 1996
                                  (Unaudited)
                                  ___________
                                       1997       1996
Revenues                        $4,601,000    $5,960,200

Cost of operations               3,158,400     4,275,800

               Gross profit      1,442,600     1,684,400

Selling, general and
administrative expenses          1,508,000     1,257,100
Interest expense                   153,200       201,900
Other income                        (5,200)      (23,600)
Write-off of related party
receivables                            -         418,200

               Income before
                  provision for
                  income taxes    (213,400)     (169,200)

(Benefit) for income taxes         (85,000)      (54,800)

               Net (loss)       $ (128,400)   $ (114,400)

                      SPECTOR ENTERTAINMENT GROUP, INC.
                     STATEMENTS OF STOCKHOLDER'S EQUITY
          For the Nine Months Ended September 30, 1997 and 1996
                               (Unaudited)
                               __________
                                           Amount
                               Additional  Due From
                 Common Stock    Paid-In   Related   Retained
               Shares      Amount  Capital Parties   Earnings  Total
Balance at
December 31, 1996   100  $12,300   $50,000 $(69,200) $2,004,100 $1,997,200

Related party
receivable          -        -         -     50,100         -       50,100

Net loss            -        -         -        -      (128,400)  (128,400)


Balance at
September 30, 1997  100  $12,300   $50,000 $(19,100) $1,875,700 $1,918,900

                    SPECTOR ENTERTAINMENT GROUP, INC.
                       STATEMENTS OF CASH FLOWS
          For the Nine Months Ended September 30, 1997 and 1996
                              (Unaudited)
                              __________
                                             1997       1996
Net cash provided by operating activities    $   389,500     $   881,200

Cash flows from investing activities:

     (Increase) decrease in amounts due
      from related parties                       (50,100)        (25,000)
     Purchase of property and equipment       (1,155,800)       (490,800)
     Proceeds from sale of property and
      equipment                                  268,500           1,100

Net cash used by investing activities           (937,400)       (514,700)

Cash flows from financing activities:

     Increase (decrease) in payable to
      related party                              (80,800)         59,000
     Principal payments of long-term debt     (2,223,300)       (671,800)
     Proceeds from issuance of
      long-term debt                           2,489,500             -
     Proceeds of capital lease                       -            29,700
     Principal payments on capital leases         (7,400)         (6,300)

Net cash provided (used) by financing
   activities                                    178,000        (589,400)

Net decrease in cash and cash equivalents       (369,900)       (222,900)

Cash and cash equivalents at beginning
   of period                                     536,500         531,500

Cash and cash equivalents at end of period    $  166,600      $  308,600

                      SPECTOR ENTERTAINMENT GROUP, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 (Unaudited)
                                 __________

 1.  The Company:

Spector Entertainment Group, Inc. (the "Company" or "SEG") provides integrated telecommunications, television, production, and related services to the entertainment, sports, and wagering industries. The Company's services include mobile satellite and television production facilities, post-production, closed circuit television and security systems, satellite leasing, and program syndication. These services are marketed either as individual service offerings or on a combined basis. The Company was incorporated in 1984 under the laws of the State of California.

 2.  Merger and Recision with Graff Pay-Per-View, Inc.:

On August 31, 1995, the stockholders of the Company consummated a merger agreement and plan of reorganization with Graff Pay-Per-View, Inc. ("Graff"). Under this agreement, Graff acquired all of the issued and outstanding shares of the Company for shares of common stock in Graff. In January 1997, the Company finalized an agreement to split off from Graff, terminating all affiliation with Graff. All stock was transfered back to the original owners and all contracts between the parties became void at the closing.

 3.  Interim Financial Statements:

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted. The results of operations included herein are not necessarily indicative of the operating results that may be expected for a full year. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation have been included.
 These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1996 audited financial statements.

 4.  Revenue Recognition:

Revenue is recognized at the time services are performed by the Company. Most of the Company's revenue is generated under long-term contracts with remaining terms from 1 to 5 years. The Company provides services for customer's scheduled events under these noncancelable contracts for the term of the contract. As of October 1, 1997, contractual revenue for future periods under these agreements amounted to approximately $19,000,000.

5.   Income Taxes:

The Company records deferred tax assets and liabilities for differences between the financial statement and tax bases of assets and liabilities ("temporary differences") at enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The Company and Graff filed consolidated federal and state income tax returns for 1996. Income taxes were provided for financial statement purposes in 1996 as if the Company was filing separately. For 1997, the Company was included in Graff's consolidated income tax returns until January 1997.

 6.  Property and Equipment:

Property and equipment consists of the following:

                                    1997        1996

     Operating equipment          $8,563,300 $7,371,600
     Leasehold improvements          220,300    220,300
     Office furniture and equipment  328,700    325,300
     Automobiles                     145,500    145,500
                                   9,257,800  8,062,700
     Less accumulated
      depreciation and
      amortization                 4,814,800  3,963,000
                                  $4,443,000 $4,099,700

 7.  Bank Debt:

Bank debt at September 30, 1997 and 1996 consists of the following:

                                                       1997       1996

Bank note payable bearing interest at bank's prime
rate plus 2% (8.5% at December 31, 1997).  Principal
payments of $43,596 plus interest are due monthly
through July 2001.  Note contains an available line of
credit of $500,000 in which $500,000 was drawn on
August 1, 1997                                     $2,005,500    $       -

Bank note payable, net of $50,000 discount, bearing
interest at bank's prime rate plus 2% (8.5% at
December 31, 1996).  Principal payments of $62,500
plus interest are due monthly through October 1998.       -        1,596,900

Bank note payable bearing interest at bank's prime
rate plus 2% (8.5% at December 31, 1996).  Principal
payments of $7,709 plus interest rate due monthly
through July 1999.                                        -          262,000

Bank note payable bearing interest at bank's prime
rate plus 2% (8.5% at December 31, 1996).  Principal
payments of $5,476 plus interest rate due monthly
through June 1999.                                        -          180,700

Bank note payable bearing interest at bank's prime
plus 2% (8.5% at December 31, 1997).  Principal
payments of $3,125 plus interest due monthly through
January 2000                                           93,600            -

Capital lease obligation                               15,600         25,600
                                                    2,114,700      2,065,200
Less current portion                                  570,600        905,600
                                                   $1,544,100     $1,159,600

On August 8, 1997, the Company refinanced its outstanding bank notes into a note payable in the amount of approximately $2,100,000 and a $500,000 revolving credit agreement. At September 30, 1997, no amounts were outstanding under the revolving credit agreement.

Bank debt is collateralized by all of the Company's assets in 1997. In conjunction with the bank note payable, the Company is restricted from paying dividends, and is required to meet certain financial ratios and maintain certain tangible net worth levels.




                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this current report on Form 8K of our report dated April 23, 1997 on our audits of the financial statements of Spector Entertainment Group, Inc. as of December 31, 1996 and 1995, and for the two years in the period ended December 31, 1996.

/s/Coopers & Lybrand

COOPERS & LYBRAND L.L.P.
San Diego, California

March 31, 1998

                      SPECTOR ENTERTAINMENT GROUP, INC. AND
                            TRIDENT MEDIA GROUP, INC.
                       INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINING FINANCIAL STATEMENTS
                                   __________

Effective January 15, 1998, Spector Entertainment Group, Inc. ("SEG"), a California corporation, Millenium Entertainment Group, Inc. ("Millenium"), a California corporation and the sole stockholder of SEG, and Trident Media Group, Inc. ("Trident"), a Nevada corporation, entered into an Agreement and Plan of Merger (the "Agreement").

Trident was an inactive public company that has been dormant since 1988. Trident has been exploring business opportunities in an attempt to enter into a transaction with a company where the controlling interest in Trident would be acquired by the successor company.

Pursuant to the Agreement, all of the outstanding shares of SEG were exchanged for 4,500,000 shares of validly issued, fully paid and non-assessable common stock of Trident (approximately
90% of the issued and outstanding shares of Trident).

For accounting purposes, this transaction has been recorded as if SEG acquired Trident, a reverse acquisition. Subsequent to the business combination, the current Board of Directors of SEG will control a majority of the common stock of Trident. As a result of the large number of shares being issued in connection with the transaction, the fact that the shares represent unregistered securities, and the market for the securities is thin, the fair value of Trident's net assets, which approximates cost, was used to determine the value of the shares exchanged.

The attached unaudited pro forma condensed balance sheet as of September 30, 1997 and the condensed statements of operations for the nine months then ended and the year ended December 31, 1996 give effect to the Agreement. The pro forma combining statements of operations assume that the transaction took place as of the beginning of the period presented.

The pro forma combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results.

The pro forma combining financial information should be read in conjunction with the historical financial statements and the related notes thereto of SEG, included herein, and the historical financial statements and related notes thereto of Trident, included in Trident's annual report filed on Form 10-KSB as of and for the year ended December 31, 1996 and the interim financial statements filed on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

               SPECTOR ENTERTAINMENT GROUP, INC. AND
                     TRIDENT MEDIA GROUP, INC.
           PRO FORMA COMBINING BALANCE SHEET (UNAUDITED)
                        September 30, 1997
                            __________

                                   Spector
                                 Entertainment             Pro Forma
                                 Group, Inc. Trident  Adjustments Combined
ASSETS

Current assets:

     Cash and cash equivalents  $   166,600  $     -   $    -     $ 166,600
     Accounts receivable, net       436,400        -        -       436,400
     Prepaid expenses and other     110,900        -        -       110,900
     Deferred taxes                 160,300        -        -       160,300

          Total current assets      874,200        -        -       874,200

Net fixed assets                  4,443,000        -        -     4,443,000
Other assets                         51,200        -        -        51,200

     Total non-current  assets    4,494,200        -        -     4,494,200

               Total assets      $5,368,400  $     -  $     -    $5,368,400

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

     Accrueds and accounts
        payable                  $  485,400   $ 15,900 $(15,900)(3)$485,400
     Due to affiliates and
     related parties                 46,200      4,400   75,000 (3) 121,200
                                                         (4,400)(3)
     Current portion of debt        560,700        -        -       560,700
     Current portion of capital
       lease                          9,900        -        -         9,900

               Total current
                    liabilities   1,102,200     20,300   54,700   1,177,200

Long-term debt                    1,538,400        -        -     1,538,400
Long-term capital lease               5,700        -        -         5,700
Deferred income taxes               803,200        -        -       803,200

               Total
                   liabilities    3,449,500     20,300   54,700   3,524,500

Stockholder's equity:

     Capital stock                   12,300      1,500  (12,300)(2)   5,000
                                                          3,500 (1)
     Additional paid in capital      50,000    201,400 (223,200)(2) (17,700)
                                                         12,300 (2)
                                                         (3,500)(1)
                                                        (54,700)(3)
     Due from Related Parties       (19,100)                        (19,100)
     Retained earnings (accumulated
        deficit)                  1,875,700  (223,200)   223,200(2) 1,875,700

               Total
                  stockholder's
                  equity          1,918,900   (20,300)   (54,700)   1,843,900

               Total
                  liabilities and
                  stockholder's
                  equity         $5,368,400 $     -    $     -    $5,368,400

     (1)In connection with the transaction, Trident issued 4,500,000 shares to Spector. Simultaneously, Trident canceled 1,000,000 shares issued as compensation.
      (2)The accumulated deficit of Trident of $223,200 was eliminated against additional paid-in capital. All common stock of SEG will be eliminated.
     (3)In connection with the transaction, a retiring officer of Trident and canceled all debt owing himself by Trident in exchange for a $75,000 debenture due one year from closing and accruing interest at 7% per year.

                     SPECTOR ENTERTAINMENT GROUP, INC. AND
                          TRIDENT MEDIA GROUP, INC.
            PRO FORMA COMBINING STATEMENT OF OPERATIONS (UNAUDITED)
                 For the Nine Months Ended September 30, 1997
                                 __________

                              Spector
                          Entertainment              Pro Forma
                            Group, Inc.   Trident  Adjustments Combined
Revenue              $4,601,000         $     -   $      -       $4,601,000

Operating expenses    3,158,400               -          -        3,158,400

     Gross profit     1,442,600               -          -        1,442,600

SG&A                  1,508,000            6,500      54,700(3)   1,569,200
Interest expense        153,200              -           -          153,200
Other expense            (5,200)             -           -           (5,200)

     Loss before taxes (213,400)          (6,500)    (54,700)      (274,600)

Provision for income
taxes                   (85,000)             -           -          (85,000)

     Net loss       $  (128,400)         $(6,500)  $  (54,700)(3) $(189,600)

                  SPECTOR ENTERTAINMENT GROUP, INC. AND
                        TRIDENT MEDIA GROUP, INC.
          PRO FORMA COMBINING STATEMENT OF OPERATIONS (UNAUDITED)
                  For the Year Ended December 31, 1996
                                __________
                        Spector
                     Entertainment           Pro Forma
                      Group, Inc.   Trident  Adjustments    Combined
Revenue            $7,885,900 $      -       $      -       $7,885,900

Operating expenses  5,504,100        -              -        5,504,100

     Gross profit   2,381,800        -              -        2,381,800

SG&A                1,131,400      2,700         54,700(3)   1,188,800
Interest expense      257,200        -              -          257,200
Write-off of related
 party receivables    563,100        -              -          563,100
Other expense         (30,000)       -              -          (30,000)

     Income (loss)
       before taxes   460,100     (2,700)       (54,700)       402,700

Provision for income
 taxes                188,000        -              -          188,000

   Net income (loss) $272,100    $(2,700)    $  (54,700)(3) $  214,700